
      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 2001
                                                   REGISTRATION NO. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         PENTASTAR COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

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
         DELAWARE                              4813                          84-1502003
(State or other jurisdiction of      (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)      Classification Code Number)         Identification No.)

                         1660 WYNKOOP STREET, SUITE 1010
                             DENVER, COLORADO 80202
                                 (303) 825-4400
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ROBERT S. LAZZERI
                             CHIEF EXECUTIVE OFFICER
                         PENTASTAR COMMUNICATIONS, INC.
                         1660 WYNKOOP STREET, SUITE 1010
                             DENVER, COLORADO 80202
                                 (303) 825-4400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                 PLEASE ADDRESS A COPY OF ALL COMMUNICATIONS TO:

                            B. SCOTT PULLARA, ESQUIRE
                             SHERMAN & HOWARD L.L.C.
                       633 SEVENTEENTH STREET, SUITE 3000
                             DENVER, COLORADO 80202
                                 (303) 297-2900

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
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
=============================================================================================================
                                                        PROPOSED          PROPOSED
                                                        MAXIMUM           MAXIMUM
   TITLE OF EACH CLASS OF              AMOUNT TO     OFFERING PRICE       AGGREGATE             AMOUNT OF
 SECURITIES TO BE REGISTERED         BE REGISTERED    PER SHARE (1)    OFFERING PRICE (1)    REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value      156,313 shares       $23.30           $3,642,093            $910.52
=============================================================================================================

(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The maximum price per share information is based on the average of the high and the low sale prices of PentaStar Communications, Inc. Common Stock, $.0001 par value, reported on the Nasdaq National Market System on June 22, 2001.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                       SUBJECT TO COMPLETION JUNE 28, 2001

PROSPECTUS

                         PENTASTAR COMMUNICATIONS, INC.

                         156,313 SHARES OF COMMON STOCK

     This prospectus relates to the resale, from time to time, by the selling shareholders named in this prospectus, of up to 156,313 shares of PentaStar's common stock. The number of shares covered by this prospectus represent approximately 2.8% of our total shares of common stock outstanding on May 31, 2001. PentaStar will not receive any of the proceeds from the sales of the shares by the selling shareholders. The price to the public for the shares and the proceeds to the selling shareholders will depend upon the market price of the securities when sold. See "Selling Shareholders" and "Plan of Distribution."


     PentaStar's common stock is traded on the Nasdaq National Market under the symbol is "PNTA." On June 22, 2001, the last reported sale price on the Nasdaq National Market for our common stock was $23.25 per share.

     You should rely on only the information included in this prospectus or any supplement to this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of our common stock shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

     THESE ARE SPECULATIVE SECURITIES. AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY REVIEW "RISK FACTORS" BEGINNING ON PAGE 2 FOR A DISCUSSION OF CERTAIN THINGS YOU SHOULD CONSIDER WHEN INVESTING IN SECURITIES OF PENTASTAR.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS A CRIME TO MAKE ANY REPRESENTATION TO THE CONTRARY.

                        PROSPECTUS DATED JUNE 28, 2001.


                                TABLE OF CONTENTS

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
PentaStar.............................................................................................................1

Risk Factors..........................................................................................................2

Cautionary Statement Regarding Forward-Looking Statements............................................................12

Dilution.............................................................................................................13

Use Of Proceeds......................................................................................................13

Selling Shareholders.................................................................................................13

Plan Of Distribution.................................................................................................14

Where You Can Find More Information..................................................................................16

Legal Matters........................................................................................................17

Experts..............................................................................................................17

                                    PENTASTAR

     This summary may not contain all the information that may be important to you. You should read the entire prospectus and the documents incorporated by reference into this prospectus, including the risk factors, financial data and related notes, before making an investment decision. References in this prospectus to "PentaStar," "we," "us" or "our" refer to PentaStar Communications, Inc. and its subsidiaries on a combined basis, unless the context otherwise requires.

     PentaStar is the nation's largest communications services agent. We design, procure and facilitate the installation and use of communications services for small to medium-size businesses that generally cannot afford in-house communications management resources. Our goal is to provide our customers with a comprehensive communications solution, utilizing the infrastructure of existing communications services providers. By analyzing and selecting from a variety of available communications services providers and technologies, other than for local access where we primarily offer regional bell operating company (RBOC) service, we offer our customers a custom-designed, cost-effective solution for local access, long distance, wireless and Internet services for voice and data communications services. As communications solutions become increasingly important to business success and as communications alternatives become more complex, we believe our services will become more valuable to our customers.

     We commenced our business operations in late October 1999 upon the concurrent closing of our initial public offering and our first two acquisitions of communications services agent businesses. In 2000, we completed the acquisitions of ten additional communications services agent businesses and in the first quarter of 2001 completed the acquisitions of two additional communications services agent businesses.

     We currently market communications services in 30 metropolitan markets and service approximately 40,000 customers. We have strategic agency relationships with all of the RBOCs, and with other communications services providers, including AT&T, Cable & Wireless, Global Crossing, Intermedia Communications, Qwest Communications, Sprint and WorldCom.

     For recent developments regarding PentaStar, we refer you to our most recent and future filings under the Securities Exchange Act of 1934 and any prospectus supplements.

     Our executive offices are located at 1660 Wynkoop Street, Suite 1010, Denver, Colorado 80202, and our telephone number is (303) 825-4400.

                                  RISK FACTORS

     Before you invest in our common stock, you should be aware that there are various risks associated with investing in PentaStar, including those described below. You should consider carefully these risk factors together with all of the other information included in this prospectus or any prospectus supplement or incorporated by reference into this prospectus before you decide to purchase shares of PentaStar common stock. If any of the events described in the following risks or in the other information included in this prospectus or any prospectus supplement or incorporated by reference into this prospectus actually occur, our business, financial condition and operating results could be materially adversely affected, the trading price of our common stock could decline and you could lose all or part of your investment.

RISKS RELATING GENERALLY TO OUR COMPANY

WE CANNOT PREDICT OUR SUCCESS BECAUSE WE HAVE A LIMITED COMBINED OPERATING HISTORY AND OUR BUSINESS MODEL IS RELATIVELY UNTESTED.

     We commenced our business operations in late October 1999 upon the concurrent closing of our initial public offering and our first two acquisitions. From that time until the date of this prospectus we have completed the acquisition of 12 additional communications services agent businesses, and intend to complete additional acquisitions. As a result, we have a limited combined operating history. This makes it difficult to determine if the acquired businesses can be integrated and operated successfully together. Further, we are applying a business model that has not previously been tested in our industry, and the success of this business model depends on our ability to build on the strengths of our acquired businesses and of future acquisitions and to centralize certain of their business functions. It may take us longer than anticipated to fully implement our business model and some components of our model may not prove to be feasible or possible. As a result, our business may not produce the level of profitability we are trying to achieve.

OUR SUCCESS DEPENDS IN LARGE PART ON OUR ABILITY TO SUCCESSFULLY INTEGRATE THE OPERATIONS AND MANAGEMENT OF THE BUSINESSES WE ACQUIRE.

     Our success as a national communications services agent depends in large part on our ability to integrate our acquired businesses and on our ability to integrate communications services agents we may acquire in the future. Successful integration will include and require the retention of customers and the retention of key employees. We have had, and will continue to have, to expend substantial managerial, operating, financial and other resources to integrate these businesses. If we do not successfully integrate the businesses we acquire we may experience significant operating inefficiencies, which would reduce our profitability.

OUR REVENUES AND OPERATING RESULTS HAVE FLUCTUATED AND ARE LIKELY TO FLUCTUATE IN THE FUTURE, AND THE VALUE OF YOUR INVESTMENT MAY BE ADVERSELY AFFECTED.

     Our revenues and operating results have been and are expected to be volatile and difficult to predict, and as a result, we believe that quarter-to-quarter comparisons of our operating results are not a good indication of future performance. It is also possible that in some future quarter our operating results may be below the expectations of public market analysts or investors. In this event, the price of our common stock may fall. Our quarterly operating results have varied and may vary depending on a number of factors, including:

  o our completed acquisitions, and any future acquisitions, may not produce the revenue, operating results or businesses synergies that we anticipated;

  o application of the revenue recognition policy of recognizing revenues on the date the respective service is installed by the communications services provider to a business like ours is complex and potentially creates difficulties in comparisons of quarterly results;

  o time lags between order and installation of communications services generally range from less than one month to up to nine months depending on the type of service and the communications services provider, which results in variations in our revenues;

  o changes in the current commission arrangements with our communications services providers could have an adverse effect on the timing of our revenue recognition;

  o the effect of our customers budget cycles on their communications services purchasing decisions, and resulting seasonal variations in our revenues;

  o the majority of our expenses are fixed to accommodate our infrastructure and do not fluctuate with revenues;

  o  our ability to control costs; and

  o  general economic conditions impacting the need for communications services.

WE MUST INCREASE REVENUES TO SUPPORT OUR EXPANDED INFRASTRUCTURE.

     To implement our business plan following the closing of our initial public offering, we have made expenditures to build our infrastructure, including the management and systems necessary to support a national company. As a result, our success depends greatly upon our ability to continue to increase revenues. Our ability to increase revenues may be affected by a number of factors, including:

  o  continued execution of our acquisition strategy;

  o demand for the communications services offered by the communications services providers we represent as a sales agent;

  o the ability of the communications services providers to maintain available facilities within their networks to allow for timely installation of services to our customers;

  o our inability to renew contractual arrangements, or a diminution in the relationships, with any of the communications services providers we represent as a sales agent;

  o  our ability to attract and retain successful sales people; and

  o our ability to sell complementary communications services, including voice and data, long distance and internet access, in addition to the local services provided by the RBOCs.

WE HAVE INCURRED LOSSES AND MAY INCUR LOSSES IN THE FUTURE.

     We have incurred net losses and net losses from operations since our inception. We may continue to incur such losses in the future while we continue to grow and invest in our business. We may not be able to achieve or sustain profitability in the future.

WE MAY NEED ADDITIONAL CAPITAL.

     While we believe that cash flow from operations and our existing debt financing will be sufficient to satisfy our anticipated cash requirements through 2001, we may require additional equity or debt financing beyond that period, and possibly sooner depending upon the scope of our acquisition activity or a general downturn in our business. We may not be able to obtain additional financing, or, if available the terms of the financing may not be favorable to us or our shareholders. Further, if we issue equity securities, shareholders may experience dilution or the new equity securities may have rights and preferences senior to our common stock.

WE FACE RISKS ASSOCIATED WITH OUR COMPLETED ACQUISITIONS AND WE WILL CONTINUE TO FACE RISKS DUE TO OUR ACQUISITION STRATEGY THAT MAY DILUTE SHAREHOLDERS' EQUITY AND RESULT IN US FAILING TO MEET OUR FINANCIAL OBJECTIVES.

     Our acquisition strategy to acquire communications services agents is subject to risks which may result in us not being able to successfully execute our acquisition strategy, including:

  o we may be unable to identify suitable acquisition candidates at reasonable prices or acceptable pricing structures;

  o costs of these acquisitions, including the amortization of intangible assets, has adversely affected and could continue to adversely affect our operating results and profitability;

  o because we plan to continue to use our common stock as acquisition currency, the completion of acquisitions is dependent on our stock price and the acquisitions may be dilutive to our shareholders;

  o it is typical in our industry for communications services agent agreements to contain provisions which require the consent of the communications services provider to a change of control of the agent. We may not be able to obtain the approval of these communications services providers; and

  o we may be unable to successfully integrate and retain the management, key employees, operations and customers of the agents we acquire.

WE MAY ACQUIRE CONTINGENT OR UNDISCLOSED LIABILITIES AS A RESULT OF OUR ACQUISITIONS THAT COULD DEPLETE OUR CASH RESERVES.

     The majority of our completed acquisitions, and the anticipated acquisition of other communications services agents, may be structured as mergers or stock acquisitions. In those types of acquisitions, as a matter of law we will be responsible for all liabilities of the acquired entities, including liabilities that are contingent, undisclosed or unknown. As a result, we may acquire liabilities that we did not know about at the time we negotiated or closed these acquisitions. If these liabilities arise, they may be in excess of our ability to collect on our indemnification rights against the former owners of the acquired company. In that case, our cash reserves may decline.

THE COMMUNICATIONS INDUSTRY IS UNDERGOING RAPID CHANGE AND WE MUST KEEP CURRENT WITH THESE CHANGES IN ORDER TO ADDRESS THE NEEDS OF OUR CUSTOMERS.

     Our business plan is premised upon providing comprehensive communications solutions to our customers. As a result, we must continually be aware of and educate ourselves on developments in the communications industry, including:

  o  rapidly changing technology and communications delivery methods;

  o  constantly evolving industry standards and practices;

  o  frequent new service introductions and enhancements; and

  o  changing customer requirements and preferences.

AS A RESULT OF OUR COMPLETED ACQUISITIONS WE HAVE INCURRED GOODWILL EQUAL TO APPROXIMATELY 61% OF OUR TOTAL ASSETS, APPROXIMATELY $1.2 MILLION OF WHICH WILL BE AMORTIZED EACH YEAR FOR 20 YEARS, WHICH WILL DECREASE OUR NET INCOME.

     As a result of our completed acquisitions, as of December 31, 2000 we have incurred goodwill of approximately $24.7 million. Goodwill represents the excess of the purchase price in an acquisition over the net tangible book value of the assets acquired in the acquisition. This goodwill is equal to approximately 61% of our total assets as of December 31, 2000 and is being expensed as of December 31, 2000 at an approximate annual rate of $1.2 million for 20 years. We expect these charges to have a significant adverse effect on our net income for the foreseeable future. Future events or changes in circumstances may result in a reduction in the 20-year amortization period in connection with completed or future acquisitions, which would result in increased annual goodwill expense.

     In addition, the Financial Accounting Standards Board has recently issued a draft of a new accounting standard that would require us to stop amortizing goodwill. If this standard were to be issued in its present form, we would be required to reduce goodwill only if the fair value of the goodwill were less than what we have recorded on our balance sheet or upon sale of the business that gave rise to the goodwill.

WE RELY ON BIBD TO ASSIST US IN EXECUTING OUR ACQUISITION STRATEGY.

     We are party to a consulting agreement with BIBD, LLC, a venture between BACE Industries, LLC (an affiliate of BACE Investments, LLC, our largest shareholder) and Black Diamond Capital, LLC, (a significant shareholder of PentaStar). We are reliant on BIBD in executing our acquisition strategy. BIBD identifies potential acquisitions through industry contacts, referrals from other agents and analysis of various data bases. Once a candidate fitting PentaStar's acquisition profile is identified, BIBD assists PentaStar in gathering and evaluating financial and business information. If the acquisition is approved by a majority of our directors who are not affiliated with BIBD, BACE Industries or Black Diamond, BIBD helps us document and close the acquisition. Robert S. Lazzeri, Carleton A. Brown and Reynaldo U. Ortiz are the directors who are not affiliated with BIBD, BACE Industries or Black Diamond. The termination of this consulting agreement or the loss of the services provided by BIBD could have a material adverse effect on our ability to successfully implement our acquisition strategy.

THE LOSS OF SENIOR MANAGEMENT OR OTHER KEY PERSONNEL WITH EXPERIENCE IN THE COMMUNICATIONS SERVICES INDUSTRY, THE INABILITY OF THESE PERSONS TO WORK EFFECTIVELY TOGETHER AND OUR FAILURE TO ATTRACT AND RETAIN ADDITIONAL HIGHLY SKILLED PERSONNEL COULD HARM OUR BUSINESS AND CAUSE OUR STOCK PRICE TO FALL.

     We believe that our success will depend on the services and performance of our senior management team, especially our four officers, Robert S. Lazzeri, R. Neal Tomblyn, Peter W. Zafian and David L. Dunham, and other key personnel. The loss of the services of any of our senior management team or other key employees could adversely affect our business, financial condition and operating results. Intense competition in the communications industry for qualified personnel may adversely impact our ability to identify, hire, train and retain highly qualified technical, marketing, sales and operations personnel.

WEAKNESS IN THE ECONOMY COULD DECREASE OUR CUSTOMERS' DEMAND FOR COMMUNICATIONS SERVICES OR LEAD TO CUSTOMERS CANCELING EXISTING ORDERS.

     In recent months, economic uncertainty in the U.S. has resulted in decreased demand from end users for many companies' products and services, including ours. We believe that, as a result, certain of our customers and potential customers have delayed or cancelled, and may continue to delay or cancel, plans to install, expand or upgrade their communication systems, which has caused, and will continue to cause, our revenues and profitability to decline.

WE ONLY HAVE TWO INDEPENDENT DIRECTORS.

     Our board of directors presently consists of five persons, only two of whom are not affiliated with PentaStar.

RISKS RELATED TO OUR COMMUNICATIONS SERVICES AGENT BUSINESS

WE CURRENTLY DEPEND LARGELY UPON THE COMMISSIONS AND FEES OF RBOCS.

     In 2000, approximately 87% of our revenues were from RBOCs, with approximately 82% of those revenues coming from three RBOCs (Verizon Communications, Ameritech and Qwest Communications). As of the date of this prospectus, we have agreements with all RBOCs, those being Ameritech, BellSouth, Pacific Bell, Qwest Communications (formerly U S WEST), Southwestern Bell and Verizon Communications (formerly Bell Atlantic). Our operating results currently depend upon our agency agreements with these RBOCs. If any of these agency agreements, and especially any with Verizon Communications, Ameritech or Qwest Communications, were terminated or not renewed, our revenues would be materially impacted. These agreements with Verizon Communications, Ameritech and Qwest Communications expire December 31, 2001.

OUR AGENCY AGREEMENTS WITH EACH RBOC PERMIT IT TO MAKE CHANGES IN MATERIAL TERMS OF THE AGREEMENTS WITHOUT OUR CONSENT.

     Our agency agreements with each of the RBOCs provides that, upon notice, an RBOC may without our consent change the commission rates payable, the services covered and the geographical territory in which we may sell its services. Any reduction by any RBOC in the commission rates or changes in the types of services or the geographical territory in which services may be sold would materially reduce our revenues.

THE EXCLUSIVITY PROVISIONS IN OUR RBOC AGENCY AGREEMENTS MIGHT IMPAIR THE IMPLEMENTATION OF OUR BUSINESS PLAN.

     Our agency agreements with all but one of the RBOCs provide that we are to exclusively market specified local access services to our customers. Our business plan contemplates this exclusivity for these local services only. We market other communications services (such as Internet access, long distance, etc.) for multiple communications services providers other than the incumbent RBOC. If the exclusivity provisions were to be broadened and enforced against us for more than local access services it would have a material adverse effect on us and our ability to execute our business plan.

A DECLINE IN THE QUALITY OF SERVICES OR COMPETITIVENESS OF PRICING PROVIDED BY THE COMMUNICATIONS SERVICE PROVIDERS FOR WHOM WE ACT AS AGENTS MAY CAUSE US TO LOSE CUSTOMERS.

     The communications services that we sell are critical to the operations of the businesses of our customers. These communications services are priced, provided and billed by third-party providers that we do not control. If the quality or delivery of services offered by the RBOCs or any other communications service providers we deal with were to decline or if their pricing was no longer competitive, we may lose customers, which would adversely affect our revenues.

WE RELY ON THE RBOCS TO PROVIDE LOCAL ACCESS SERVICE, AND IF AN RBOC ENCOUNTERS WORK STOPPAGES, SLOWDOWNS, STRIKES OR OTHER DISRUPTIONS OF THEIR LABOR FORCE, IT MAY IMPACT OUR ABILITY TO SERVICE OUR CUSTOMERS, WHICH MAY AFFECT OUR PROFITABILITY.

     We rely on the RBOCs to provide local access service to our customers. Unions have been established at all of the RBOCs. If any RBOC with whom we have an agent relationship were to experience a work stoppage, slowdown, strike or other labor disruption, the installation of new local access services could be affected. As a result, we could suffer a decline in revenues and potential customer loss.

WE MAY NOT BE SUCCESSFUL IN SELLING VOICE AND DATA LONG DISTANCE SERVICE AND INTERNET ACCESS SERVICES.

     In order to provide our customers with a complete communications services solution, we have dedicated significant management and financial resources to establish a national InterXchange Carriers (IXCs) group that will facilitate the sales and installation of long distance and Internet access services. The rollout of this strategy is in its early stages, and we do not know if we will be successful in marketing these services to our current or future customers. If we are unable to sell these services effectively, our revenues would not increase as we anticipate.

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

WE MAY BE UNABLE TO COMPETE SUCCESSFULLY WITH LARGER COMMUNICATIONS COMPANIES AND OTHER COMMUNICATIONS SERVICES PROVIDERS AND AGENTS, AND THE VALUE OF YOUR INVESTMENT MAY DECLINE AS A RESULT.

     The market for communications services is extremely competitive. We expect that this competition will continue to intensify as new communications service providers and agents enter the market. The local access, long distance, wireless and Internet services we market compete for customer recognition with other providers offering similar services. We compete directly with other communications services agents and indirectly with national, regional and local communications providers of local access, long distance, wireless and Internet services. Many of our competitors have greater name recognition and financial, marketing and other resources. As a result, we may be unable to successfully compete against our competitors' pricing strategies, technology advances, advertising campaigns and other initiatives. We will need to distinguish ourselves by our communications services knowledge, our ability to offer a range of services and our responsiveness to the customer. We cannot assure you that we will be able to distinguish ourselves from our competitors or survive in this intensely competitive market.

TIME LAGS BETWEEN ORDER AND INSTALLATION, AND DISPUTED ITEMS, NEGATIVELY IMPACT OUR REVENUES AND CASH FLOW.

     When we obtain an order for communications services, we become entitled to receive a commission. However, generally we do not receive any of the commission, and in any event cannot recognize any portion of the commission as revenue, until the service is fully installed by the communications services provider. In the ordinary course of business, the time lag between order and installation can generally range from less than one month to up to nine months, depending upon the type of service and the communications services provider from whom the service has been ordered. In addition, certain of the advanced communications services we are placing an emphasis on selling involve greater time lags due to complexity of the services and the current lack of available facilities within certain communications services providers networks. As a result, we have experienced and will continue to experience variations in our revenues as order-to-installation time lags continue to fluctuate. The fluctuations will have an impact on our revenues and our cash flow.

     In the ordinary course of business we experience delays in receipt of payments from communications services providers due to disputed items. Disputed items represent accounts receivable in dispute for installed services and arise primarily from differences in documentation between us and the communications services provider concerning commission percentages earned, type of services sold and service installation dates. Generally, communications services providers do not pay any portion of the commission when an amount is in dispute. We have established and will continue to establish allowances to reduce the disputed accounts receivables for each of the communications services providers to amounts that we believe represent the estimated net realizable value of the disputed items. Further, we believe that, as a result of our continuing and increasing strategic partner relationships with the communications services providers, disputed items will be cleared in a more timely manner. If we are incorrect in our assessment of the actual amounts in dispute or that disputed items will be more timely cleared, our revenues would be negatively impacted and cash flow needs could increase significantly.

SOME OF THE COMMUNICATIONS SERVICES WE SELECT FOR OUR CUSTOMERS ARE SUBJECT TO GOVERNMENT REGULATION AND CHANGES IN CURRENT OR FUTURE LAWS OR REGULATIONS COULD ADVERSELY AFFECT OUR BUSINESS, AND THE VALUE OF YOUR INVESTMENT COULD DECLINE.

     A significant portion of the communications services that we select for our customers are subject to regulation at the federal, state or local levels. Future federal, state or local regulations may be less favorable to us than current regulations. This could cause a decrease in demand for our services or increase our cost of doing business.

     The RBOC agency programs were developed by the RBOCs as a way to comply with a 1982 federal district court antitrust decree that mandated the breakup of AT&T and with the FCC's requirement that the RBOCs provide enhanced services and equipment through separate subsidiaries. The FCC has accepted the use of agents as a way of meeting these requirements. Changes in the requirements or regulations regarding the RBOCs could result in a change in the way RBOCs use agents or result in the RBOCs no longer using agents. If the RBOCs cease using agents, our business, financial condition and operating results would be materially adversely impacted. In addition, the government has promoted, and is currently taking regulatory action to promote, greater competition in the local access markets. As a result of any increased competition due to these local services market regulations, prices could be eroded which would result in us earning less commission revenues on our agency contracts.

     Since our communications services strategy is dependent on the RBOCs and regulatory activities are chiefly aimed at fostering competition with and among the RBOCS, regulatory activities could have a material negative effect on our ability to sell communications services.

RISKS RELATED TO OUR STOCK

OUR STOCK PRICE MAY FLUCTUATE SIGNIFICANTLY, WHICH MAY AFFECT YOUR INVESTMENT.

     Our  common stock price may fluctuate significantly as a result of:

  o variations and fluctuations in our operating results, revenues and pace of acquisitions, and related public announcements by us;

  o failure to meet analyst and investor expectations with respect to our operating results, revenues and acquisitions;

  o  changes in our industry, including regulatory conditions;

  o general economic and market conditions that impact the needs of customers and potential customers for communications services;

  o our common stock being held by relatively few owners, which could result in a relatively small number of trades having a significant impact on our stock price; and

  o blocks of stock issued in our acquisitions coming off of lock-ups and being sold.

     The securities of many companies have experienced extreme price and volume fluctuation in recent years that is often unrelated to their operating performance. In addition, the market prices for securities of communications, Internet-related and technology companies have frequently reached elevated levels which are often not sustainable and may not bear any relationship to that company's operating performance. If the market price of our common stock reaches a level which the market believes is elevated, it is likely to materially decline. In the past, companies that have experienced volatility in the market price of their stock have been the object of securities class action litigation. If we were the object of securities class action litigation, it could result in substantial costs and diversion of management's attention and resources.

FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD CAUSE OUR STOCK PRICE TO FALL AND DECREASE THE VALUE OF YOUR INVESTMENT.

     Sales of a substantial number of shares of our common stock could adversely affect the market price of our common stock and could impair our ability in the future to use common stock as acquisition consideration and to raise capital through stock offerings. As of March 31, 2001, we had 51 shareholders of record, 1,312,496 shares (representing approximately 23% of our common stock outstanding on March 31, 2001) of public float (defined as shares held by non-affiliates that are not subject to transfer restrictions under the securities laws or agreements with PentaStar), and our average daily trading volume over the preceding six months was approximately 6,500 shares. As a result, the market price of our common stock could fall if our public shareholders sell substantial amounts of common stock, or if shares not presently available for public trading, including those issued upon the exercise of outstanding warrants and options, are sold into the public market following this offering.

     Commencing April 26, 2001, shares issued by us in acquisitions ceased and will continue to cease to be subject to lock-up agreements with PentaStar and will become tradeable as follows (generally, shares issued by us in acquisitions cannot be sold until 18 months after the closing, at which time up to 33% of the acquisition shares may be sold, an additional 17% of the acquisition shares may be sold beginning 24 months after the closing, and the remaining 50% of the acquisition shares can not be sold until the earlier of a sale of PentaStar or October 26, 2004):

 Quarter Ending                 Number of Shares
 --------------                 ----------------

June 30, 2001                       17,500

September 30, 2001                  46,395

December 31, 2001                   97,041

March 31, 2002                     128,879

June 30, 2002                       95,946

Beyond June 30, 2002               586,630

The shares set forth in the table above do not include any of the 156,313 shares covered by this prospectus, the 2,876,718 shares owned by BACE Investments, Black Diamond and Mr. Lazzeri (which 2,876,718 shares are subject to a lock-up and can not be sold prior to October 27, 2001) or the 219,100 shares acquired by Jeffrey A. Veres in March 1999 as a founder of PentaStar (which 219,100 shares are subject to a lock-up and cannot be sold until the earlier of a sale of shares owned by BACE Investments, Black Diamond or Mr. Lazzeri (and then only a proportionate amount) or a sale of PentaStar). The table does include shares acquired by Mr. Veres in connection with PentaStar's acquisition from Mr. Veres of Access Communications in October 1999.

     In addition, as of March 31, 2001 we have issued options under our stock option plan for 1,001,028 shares of common stock to our employees and certain consultants. The resale of these shares by the holders has been registered, and their sale could adversely affect the market for our common stock. In addition, in connection with our initial public offering, we sold to the representative of the underwriters warrants to purchase 125,000 shares of our common stock at $12 per share.

PURCHASERS OF THE COMMON STOCK OFFERED BY THIS PROSPECTUS WILL INCUR IMMEDIATE DILUTION.

     Persons purchasing common stock offered pursuant to this prospectus will incur immediate and substantial net tangible book value dilution.

OUR ANTI-TAKEOVER PROVISIONS AND STOCK OWNERSHIP BY BACE INVESTMENTS AND BLACK DIAMOND COULD NEGATIVELY IMPACT OUR SHAREHOLDERS.

     Some of the provisions of our certificate of incorporation, bylaws and Delaware law could make it more difficult for a third party to acquire us. These provisions may adversely affect the price of our common stock, discourage third parties from making bids for us and reduce premiums paid to our shareholders for their common stock. For example, we may issue one or more series of preferred stock without the approval of the shareholders. As of the date of this prospectus, the members of BACE Investments (one of whom is also the member of BACE Industries) beneficially owns approximately 29.6% of the outstanding shares of our common stock and Craig J. Zoellner and Richard M. Tyler, the members of BACE Investments, continue to serve on our board of directors. As of the date of this prospectus, the member of Black Diamond beneficially owns approximately 13.0% of the outstanding shares of our common stock. BACE Investments and Black Diamond will be able to significantly influence the composition of our board of directors and the approval or disapproval of matters requiring shareholder approval and will continue to have significant influence over our affairs.

     This significant ownership by BACE Investments and Black Diamond of our capital stock could have the effect of delaying or preventing a change of our control or otherwise discouraging a potential acquiror from attempting to obtain control of us. This could result in a material adverse effect on the market price of our common stock or prevent our shareholders from realizing a premium over the market prices for their shares of common stock.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that involve risk and uncertainties. The statements contained in this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this prospectus, in any prospectus supplement or in the documents incorporated or deemed to be incorporated by reference into this prospectus, the words "anticipates," "believes," "estimates," "intends" and "expects" and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals are forward-looking statements. All forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, achievements, plans and objectives to differ materially from any future results, performance, achievements, plans and objectives expressed or implied by these forward-looking statements. Such risks, uncertainties and other factors include those described under the heading "Risk Factors" and include but are not limited to:

  o Our relatively limited combined operating history and our relatively untested business model;

  o  Our success in carrying out our acquisition strategy;

  o Our reliance on RBOCs and other service providers for communications services.

  o Our ability to increase revenues from service providers other than local access service providers.

     You should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events. New factors emerge from time to time, and it is not possible for us to predict what factors will arise or when. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

     For a discussion of certain important risks of an investment in our securities, including factors that could cause actual results to differ materially from results referred to in the forward-looking statements, see "Risk Factors." You should carefully consider the information set forth under the caption "Risk Factors," as well as the other information included in this prospectus or in any prospectus supplement or incorporated or deemed to be incorporated by reference in this prospectus. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated or deemed to be incorporated by reference in this prospectus might not occur.

                                    DILUTION

     The net tangible book value of our common stock as of December 31, 2000 was approximately $1,720,000 or $0.31 per share. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the total number of shares of our common stock outstanding. Purchasers of common stock will have an immediate dilution of net tangible book value as a result of the per share purchase price exceeding the per share net tangible book value.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock being offered and sold for the accounts of the selling shareholders named in this prospectus. All net proceeds from the sale of the shares will go to the selling shareholders. We will not receive any proceeds from the sale of shares by the selling shareholders.

                              SELLING SHAREHOLDERS

     This prospectus covers the resale of common stock issued by PentaStar to Worthington Growth L.P., Sawgrass Fund L.L.C., CIBC Oppenheimer Sawgrass International, Ltd. and Paul Kozel (the selling shareholders), a term that includes pledgees, donees, transferees and other successors in interest) on September 1, 2000 pursuant to a Common Stock Purchase Agreement among PentaStar and the selling shareholders. PentaStar and the selling shareholders also entered into a Registration Rights Agreement at the same time, providing the selling shareholders with certain rights to have the resale of the common stock registered. This prospectus is a part of the registration statement filed by us with the SEC pursuant to the exercise by the selling shareholders of rights granted to them pursuant to the Registration Rights Agreement.

     Based upon information available to us as of May 31, 2001, the following table sets forth the name of each selling shareholder and, with respect to each selling shareholder, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that will be owned after the sale of the registered shares, assuming all of the shares are sold:

                             Shares Beneficially           Maximum Number of        Shares Beneficially Owned
                              Owned Prior to the             Shares being            After Completion of the
         Name                     Offering                      Offered                     Offering
         ----                -------------------           -----------------        -------------------------

Worthington Growth L.P.             34,400                       34,400                         0

Sawgrass Fund, L.L.C.              104,200                      104,200                         0

CIBC Oppenheimer Sawgrass            3,500                        3,500                         0
       International, Ltd.

Paul Kozel                          14,213                       14,213                         0

                              PLAN OF DISTRIBUTION

     We are registering the shares offered under this prospectus on behalf of the selling shareholders. All costs, expenses and fees in connection with the registration of shares offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders.

     Sales of shares may be effected by a selling shareholder from time to time depending on market conditions and other factors, in one or more transactions on the Nasdaq National Market, other national securities exchanges or over-the-counter market on which the shares are traded, in negotiated transactions, through put or call option transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not, as of the date of this prospectus, entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares and that no underwriter or coordinating broker is acting in connection with the proposed sale of shares by the selling shareholders.

     Sales of shares of common stock by the selling shareholders may involve (i) block transactions in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (ii) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus, (iii) ordinary brokerage transactions and transactions in which a broker solicits purchases and (iv) privately negotiated transactions. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with the sale of shares, a selling shareholder may: (i) enter into hedging transactions with brokers, dealers or others, who in turn may engage in short sales of the shares in the course of hedging the positions they assume; (ii) sell short or deliver shares to close out positions; or (iii) pledge shares to brokers, dealers or others that may in turn sell such shares.

     The selling shareholders may effect transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Those broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions.)

     Each selling shareholder and any broker-dealers that act in connection with the sale of shares may be deemed to be an "underwriter" within the meaning of
Section 2(11) of the Securities Act of 1933 and any commissions received by those broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

     Because each selling shareholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, each selling shareholder will be subject to the prospectus delivery requirements of the Securities Act of 1933. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

     Each selling shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided such selling shareholder meets the criteria and conforms to the requirements of Rule 144.

     Upon notification to us by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933. That supplement will disclose:

  o the name of the selling shareholder and of the participating broker-dealer(s),

  o  the number of shares involved,

  o  the price at which such shares were sold,

  o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

  o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

  o  other facts material to the transaction.

     The selling shareholders and other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the selling shareholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 apply to sales of shares in the market and to activities of the selling shareholders and their respective affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the shares.

     PentaStar has agreed to indemnify the selling shareholders, each underwriter who participates in an offering of the shares of common stock, each person, if any, who controls any of such parties within the meaning of the Securities Act and the Exchange Act, and each of their respective directors, officers, employees and agents against certain liabilities, including liabilities under the Securities Act of 1933. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, as well as proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices in Chicago, Illinois or New York, New York. You may obtain further information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants like us that file electronically with the SEC.

     This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits filed with the SEC. You may refer to the registration statement and its exhibits for more information. Furthermore, statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of the document filed as an exhibit to the registration statement.

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information that we file with the SEC will automatically update and supersede the information in this prospectus.

     We are incorporating by reference the following documents that we have filed with the SEC:

  o  our Annual Report on Form 10-KSB for the year ended December 31, 2000;

  o  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

  o our definitive proxy statement dated May 4, 2001 with respect to the Annual Meeting of Shareholders to be held on May 31, 2001; and

  o the description of our capital stock contained in our registration statement on Form 8-A filed with the SEC on October 19, 1999 under the Securities Exchange Act of 1934 and any subsequent amendments and reports filed to update such description.

     We are also incorporating by reference into this prospectus all of our future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering has been completed.

     You may obtain a copy of any of our filings which are incorporated by reference, at no cost, by writing to or telephoning us at the following address:

                         PentaStar Communications, Inc.
                         1660 Wynkoop Street, Suite 1010
                             Denver, Colorado 80202
                          Attention: Investor Relations
                            Telephone: (303) 825-4400

     You should rely only on the information provided in this prospectus or incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the first page of the prospectus.

                                  LEGAL MATTERS

     Sherman & Howard L.L.C. has passed upon the validity of the common stock offered by this prospectus.

                                     EXPERTS

     The audited financial statements of PentaStar incorporated in this prospectus by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, which are incorporated herein by reference, and have been so incorporated in reliance upon the authority of said firm as experts in giving said reports.

                         PENTASTAR COMMUNICATIONS, INC.

                         156,313 SHARES OF COMMON STOCK

                                   PROSPECTUS

     We have not authorized any dealer, salesperson or other person to give any information or represent anything contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell nor does it solicit to buy any shares of common stock in any jurisdiction where it is unlawful. The information in this prospectus is current as of June 28, 2001.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an estimate of the expenses which will be incurred by PentaStar in connection with the issuance and distribution of the securities being registered.

SEC filing fee............................................................................  $    911
Printing and engraving expenses...........................................................  $    600*
Legal fees and expenses...................................................................  $ 15,000*
Accounting fees and expenses..............................................................  $  2,000*
                                                                                            --------
    Total ..............................................................................    $ 18,511*
                                                                                            ========

----------

*    Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, PentaStar has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933. PentaStar's certificate of incorporation and bylaws require it to indemnify its officers and directors to the fullest extent permitted under Delaware law.

     Our certificate of incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to PentaStar and its shareholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to PentaStar or its shareholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental law.

     We intend to enter into indemnity agreements with each of our directors and executive officers pursuant to which we will indemnify each director and executive officer against expenses and losses incurred for claims brought against them by reason of their being a director or executive officer of PentaStar. We have obtained directors' and officers' liability insurance.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein:

  EXHIBIT
  NO.                 REFERENCE
  -------             ---------

  4.1     Restated Certificate of Incorporation                    Incorporated herein by reference is Exhibit 3.1 to
                                                                   PentaStar's Annual Report on Form 10-KSB for the period
                                                                   from inception (March 15, 1999) through December 31, 1999

  4.2     Certificate of Amendment to Restated Certificate         Incorporated herein by reference is Exhibit 3.2 to
          of Incorporation                                         PentaStar's Annual Report on Form 10-KSB for the period
                                                                   from inception (March 15, 1999) through December 31, 1999

  4.3     Restated Bylaws                                          Incorporated herein by reference is Exhibit 3.3 to
                                                                   PentaStar's Annual Report on Form 10-KSB for the period
                                                                   from inception (March 15, 1999) through December 31, 1999

  5.1     Opinion of Sherman & Howard L.L.C.                       Filed herewith

 23.1     Consent of Sherman & Howard L.L.C.                       Included in Exhibit 5.1

 23.2     Consent of Arthur Andersen LLP, Independent Public       Filed herewith
          Accountants

 24.1     Power of Attorney                                        Included on the signature page of this registration
                                                                   statement

ITEM 17. UNDERTAKINGS

(a) RULE 415 OFFERING.

     PentaStar hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

     PentaStar hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of PentaStar's annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) REQUEST FOR ACCELERATION OF EFFECTIVE DATE.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of PentaStar pursuant to the foregoing provisions, or otherwise, PentaStar has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by PentaStar of expenses incurred or paid by a director, officer or controlling person of PentaStar of expenses incurred or paid by a director, officer or controlling person of PentaStar in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, PentaStar will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on the 27th day of June, 2001.

                                   PENTASTAR COMMUNICATIONS, INC.


                                   By /s/ Robert S. Lazzeri
                                      ------------------------------------------
                                      ROBERT S. LAZZERI, CHIEF EXECUTIVE OFFICER

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert S. Lazzeri and Craig J. Zoellner, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all amendments (including post-effective amendments to this registration statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURES                                        TITLE                                    DATE
                  ----------                                        -----                                    ----

             /s/ Robert S. Lazzeri                     Chief Executive Officer and                       June 27, 2001
-----------------------------------------------        Director
               ROBERT S. LAZZERI

              /s/ David L. Dunham                      Chief Financial Officer                           June 27, 2001
-----------------------------------------------
                DAVID L. DUNHAM

             /s/ Craig J. Zoellner                     Director                                          June 27, 2001
-----------------------------------------------
               CRAIG J. ZOELLNER

                  SIGNATURES                                        TITLE                                    DATE
                  ----------                                        -----                                    ----

             /s/ Richard M. Tyler                      Director                                          June 27, 2001
-----------------------------------------------
               RICHARD M. TYLER

             /s/ Reynaldo U. Ortiz                     Director                                          June 27, 2001
-----------------------------------------------
               REYNALDO U. ORTIZ

             /s/ Carleton A. Brown                     Director                                          June 27, 2001
-----------------------------------------------
               CARLETON A. BROWN

                                  EXHIBIT INDEX

  EXHIBIT
  NUMBER                DESCRIPTION
  -------               -----------

  4.1      Restated Certificate of Incorporation                     Incorporated herein by reference is Exhibit 3.1 to
                                                                     PentaStar's Annual Report on Form 10-KSB for the period
                                                                     from inception (March 15, 1999) through December 31, 1999

  4.2      Certificate of Amendment to Restated Certificate          Incorporated herein by reference is Exhibit 3.2 to
           of Incorporation                                          PentaStar's Annual Report on Form 10-KSB for the period
                                                                     from inception (March 15, 1999) through December 31, 1999

  4.3      Restated Bylaws                                           Incorporated herein by reference is Exhibit 3.3 to
                                                                     PentaStar's Annual Report on Form 10-KSB for the period
                                                                     from inception (March 15, 1999) through December 31, 1999

  5.1      Opinion of Sherman & Howard L.L.C.                        Filed herewith

 23.1      Consent of Sherman & Howard L.L.C.                        Included in Exhibit 5.1

 23.2      Consent of Arthur Andersen LLP, Independent Public        Filed herewith
           Accountants

 24.1      Power of Attorney                                         Included on the signature page to this registration
                                                                     statement